UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 25, 2010

MERCK & CO., INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, NJ	08889
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (908) 423-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Director. On May 25, 2010, Dr. Samuel O. Thier retired from the Board of Directors of Merck & Co., Inc. (“Merck” or the “Company”).

(c) Compensation of President. As previously reported, Kenneth C. Frazier was appointed to succeed Richard T. Clark as President of the Company, effective as of May 1, 2010. In recognition of his new responsibilities and the Company’s expectations of his future contributions, on May 26, 2010, Merck’s Compensation and Benefits Committee (the “Committee”) of the Board of Directors increased Mr. Frazier’s base salary by 11% from $1,083,900 to $1,200,000 annually, effective May 1, 2010. In addition, the Committee increased Mr. Frazier’s Executive Incentive Plan target from 105% to 125% of base salary for the 2010 performance year, based on Company and individual performance and at the discretion of the Committee.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Shareholders held on May 25, 2010, and received the votes set forth below:

1.	All of the following persons nominated were elected to serve as directors and received the number of votes set opposite their respective names:

Names	For	Against	Abstained	Broker Non-Votes
Leslie A. Brun	2,293,467,501	31,114,694	5,090,622	302,056,726
Thomas R. Cech	2,305,472,499	19,509,047	4,691,271	302,056,726
Richard T. Clark	2,262,237,581	62,541,590	4,893,646	302,056,726
Thomas H. Glocer	2,231,095,009	93,360,476	5,217,332	302,056,726
Steven F. Goldstone	2,298,266,259	26,657,840	4,748,718	302,056,726
William B. Harrison, Jr.	2,296,293,234	28,643,676	4,735,907	302,056,726
Harry R. Jacobson	2,304,348,798	20,104,573	5,219,446	302,056,726
William N. Kelley	2,228,025,973	96,691,111	4,955,733	302,056,726
C. Robert Kidder	2,300,551,724	24,100,321	5,020,772	302,056,726
Rochelle B. Lazarus	2,304,811,476	20,137,524	4,723,817	302,056,726
Carlos E. Represas	2,304,506,419	20,346,924	4,819,474	302,056,726
Patricia F. Russo	2,296,619,107	28,467,855	4,585,855	302,056,726
Thomas E. Shenk	2,305,738,695	19,241,064	4,693,058	302,056,726
Anne M. Tatlock	2,297,303,503	27,717,176	4,652,138	302,056,726
Craig B. Thompson	2,303,920,343	21,227,834	4,524,640	302,056,726
Wendell P. Weeks	2,304,309,936	20,640,572	4,722,309	302,056,726
Peter C. Wendell	2,299,468,244	25,542,016	4,662,557	302,056,726

2.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 received 2,604,355,843 votes FOR and 21,110,644 votes AGAINST, with 6,263,056 abstentions.

3.	A proposal to adopt the 2010 Incentive Stock Plan received 2,079,604,094 votes FOR and 238,694,265 votes AGAINST, with 11,355,648 abstentions and 302,075,538 broker non-votes.

4.	A proposal to adopt the 2010 Non-Employee Directors Stock Option Plan received 2,134,534,787 votes FOR and 182,592,096 votes AGAINST, with 12,527,119 abstentions and 302,075,543 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2010

Merck & Co., Inc.

By:	/s/ Debra A. Bollwage
	Name:	Debra A. Bollwage
	Title:	Senior Assistant Secretary